Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2021 (except for the effects of the reverse stock split as discussed in Note 2 to the financial statements, as to which the date is June 2, 2021), in Amendment Number 1. to the Registration Statement (Form S-1 333-256188) and related Prospectus of 1stdibs.com, Inc. dated June 2, 2021.

/s/ Ernst & Young LLP

New York, New York

June 2, 2021